Prudential Investments LLC

655 Broad Street – 17th Floor
Newark, New Jersey 07102

November 1, 2015

The Board of Trustees
Prudential Investment Portfolios 9
655 Broad Street—17th Floor
Newark, New Jersey 07102

Re: Prudential Absolute Return Bond Fund

To the Board of Trustees:

Prudential Investments LLC has contractually agreed, through February 28, 2017 to limit net annual Fund operating expenses (exclusive of distribution and service (12b-1) fees, acquired fund fees and expenses,taxes and deferred tax expenses, interest and brokerage commissions, and extraordinary expenses) of each class of shares to 0.90% of the Fund's average daily net assets.

Very truly yours,

PRUDENTIAL INVESTMENTS LLC
By: /s/ Scott E. Benjamin
Name: Scott E. Benjamin
Title: Executive Vice President

Prudential Investments LLC

655 Broad Street – 17th Floor
Newark, New Jersey 07102

November 1, 2015

The Board of Trustees
Prudential Investment Portfolios 9
655 Broad Street—17th Floor
Newark, New Jersey 07102

Re: Prudential International Real Estate Fund

To the Board of Trustees:

Prudential Investments LLC has contractually agreed through February 28, 2017 to limit net annual Fund operating expenses (exclusive of distribution and service (12b-1) fees, taxes, interest, and brokerage commissions, and extraordinary expenses) of each class of shares to 1.35% of the Fund's average daily net assets.

Very truly yours,

PRUDENTIAL INVESTMENTS LLC
By: /s/ Scott E. Benjamin
Name: Scott E. Benjamin
Title: Executive Vice President